UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 16, 2006

DataLogic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

Delaware                                 0-30382                               33-0755473

(State or other jurisdiction of incorporation)  (Commission File Number)            (I.R.S. Employer Identification No.)

18301 Von Karman Ave, Suite 250, Irvine, California 92612

(Address of principal executive offices)

(949) 260-0120

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement

On September 1, 2006, DataLogic International, Inc., a Delaware corporation (“DLGI”) received a Default Notice from Laurus Master Fund, Ltd. (“Laurus”).  The Default Notice relates to that certain $3,250,000 Secured Term Note, as amended, between DLGI and Laurus dated January 20, 2006.  At June 30, 2006, DLGI owed Laurus $2,940,476.  Under the Note, Laurus may accelerate the entire Note upon an event of default.    On September 5, 2006, DLGI made the scheduled principal and interest payment to Laurus.  Meanwhile, DLGI is reviewing its alternatives.  DLGI believes it received the notice as a result of the Company’s 8-K that was filed on September 1, 2006.  The Company has inquired with Laurus as to the nature of default.  Laurus has not sent DLGI a reply on the nature of default or a notice of acceleration.

Item 8.01 Other Events

During the last 30 days, DLGI has identified some deficiencies in its internal control procedures.  DLGI is working on additional written internal control procedures to improve the quality and timeliness of its disclosures.  On August 16, 2006, DLGI filed an amendment to its registration statement on Form SB-2/A without obtaining a consent from Kabani & Company, Inc., DLGI’s auditor for the year ended December 31, 2004.  Accordingly, the auditors’ report on the restated consolidated financial statements as of December 31, 2004 and the consent of the auditor on the inclusion of such report should not be considered as a part of the SB-2/A filed on August 16, 2006. DLGI has notified the Securities and Exchange Commission that it will file another amendment to its registration statement on Form SB-2/A.  In light of the foregoing, DLGI has taken steps to improve its internal control procedures in future periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2006

DATALOGIC INTERNATIONAL, INC.

a Delaware corporation

By: /s/ Keith C. Moore

Name: Keith C. Moore

Title: Chief Executive Officer and Chairman of the Board

2